Exhibit 99.1

ALJ REGIONAL HOLDINGS, INC. ANNOUNCES EARNINGS FOR THE SECOND QUARTER ENDED MARCH 31, 2017

NEW YORK, NY, May 12, 2017 – ALJ Regional Holdings, Inc. (NASDAQ: ALJJ) (“ALJ”) announced results today for its second quarter ended March 31, 2017.

ALJ is a holding company, whose primary assets are its subsidiaries Faneuil, Inc. (“Faneuil”), Floors-N-More, LLC, dba Carpets N' More (“Carpets”), and Phoenix Color Corp. (including the recently acquired Color Optics packaging division, “Phoenix”).  Faneuil is a leading provider of call center services, back office operations, staffing services, and toll collection services to government and regulated commercial clients across the United States. Carpets is one of the largest floor covering retailers in Las Vegas, Nevada, and a provider of multiple products for the commercial, retail and home builder markets including all types of flooring, countertops, cabinets, window coverings and garage/closet organizers, with five retail locations, as well as a stone and solid surface fabrication facility. Phoenix is a leading manufacturer of book components, educational materials and related products producing value-added components, heavily illustrated books and specialty commercial products using a broad spectrum of materials and decorative technologies.

Results for Second Quarter Ended March 31, 2017

Our financial statements reflect the operations of Faneuil, Carpets and Phoenix throughout all periods presented and Color Optics from July 18, 2016.

Investment Highlights

Consolidated Results for ALJ for Second Quarter

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ALJ recognized consolidated revenue of $79.3 million for the three months ended March 31, 2017 compared to $66.3 million for the three months ended March 31, 2016 and $77.6 million for the three months ended December 31, 2016.

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ALJ posted net income of $0.4 million and earnings per share (EPS) of $0.01 (diluted) for the three months ended March 31, 2017 compared to net income of $0.4 million and EPS of $0.01 (diluted) for the three months ended March 31, 2016 and net income of $0.6 million and EPS of $0.02 (diluted) for the three months ended December 31, 2016.

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ALJ recognized adjusted EBITDA of $7.7 million for the three months ended March 31, 2017 compared to $6.8 million for the three months ended March 31, 2016 and $7.2 million for the three months ended December 31, 2016.

•	ALJ recognized consolidated revenue of $156.9 million for the six months ended March 31, 2017 compared to $131.1 million for the six months ended March 31, 2016.
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ALJ posted net income of $0.9 million and earnings per share (EPS) of $0.03 (diluted) for the six months ended March 31, 2017 compared to net income of $0.8 million and EPS of $0.02 (diluted) for the six months ended March 31, 2016.

•	ALJ recognized consolidated adjusted EBITDA of $14.9 million for the six months ended March 31, 2017 compared to $12.9 million for the six months ended March 31, 2016.

Results for Faneuil for Second Quarter

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Faneuil recognized revenue of $36.7 million for the three months ended March 31, 2017 compared to $33.9 million for the three months ended March 31, 2016 and $38.1 million for the three months ended December 31, 2016.

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Faneuil recognized adjusted EBITDA of $2.9 million for the three months ended March 31, 2017 compared to $2.3 million for the three months ended March 31, 2016 and $3.8 million for the three months ended December 31, 2016.

•	Faneuil recognized revenue of $74.8 million for the six months ended March 31, 2017 compared to $67.7 million for the six months ended March 31, 2016.
•	Faneuil recognized adjusted EBITDA of $6.7 million for the six months ended March 31, 2017 compared to $5.1 million for the six months ended March 31, 2016.
•	Faneuil estimates its revenue for the three months ending June 30, 2017 to be in the range of $31.9 million to $35.3 million, compared to $32.1 million for the three months ending June 30, 2016.
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Faneuil’s contract backlog expected to be realized within the next twelve months as of March 31, 2017 was $92.3 million as compared to $73.1 million as of March 31, 2016 and $81.7 million as of December 31, 2016.  Faneuil’s total contract backlog as of March 31, 2017 was $241.2 million as compared to $243.2 million as of March 31, 2016 and $223.6 million as of December 31, 2016.

Results for Carpets for Second Quarter

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Carpets recognized revenue of $17.9 million for the three months ended March 31, 2017 compared to $11.4 million for the three months ended March 31, 2016 and $15.5 million for the three months ended December 31, 2016.

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Carpets recognized adjusted EBITDA of $0.3 million for the three months ended March 31, 2017 compared to approximately $0.1 million for the three months ended March 31, 2016 and approximately ($0.1) million for the three months ended December 31, 2016.

•	Carpets recognized revenue of $33.4 million for the six months ended March 31, 2017 compared to $23.1 million for the six months ended March 31, 2016.
•	Carpets recognized adjusted EBITDA of $0.2 million for the six months ended March 31, 2017 compared to ($0.1) million for the six months ended March 31, 2016.
•	Carpets estimates its revenue for the three months ending June 30, 2017 to be in the range of $16.7 million to $18.5 million, compared to $12.6 million for the three months ending June 30, 2016.
•	Carpet’s contract backlog expected to be realized within the next twelve months as of March 31, 2017 was $29.8 million as compared to $20.4 million as of March 31, 2016 and $37.2 million as of December 31, 2016. Carpet’s total contract backlog as of March 31, 2017 was $71.5 million as compared to $46.5 million as of March 31, 2016 and $82.2 as of December 31, 2016.

Results for Phoenix for Second Quarter

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Phoenix recognized revenue of $24.7 million for the three months ended March 31, 2017 compared to $21.0 million for the three months ended March 31, 2016 and $24.0 million for the three months ended December 31, 2016.

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Phoenix recognized adjusted EBITDA of $4.9 million for the three months ended March 31, 2017 compared to $4.8 million for the three months ended March 31, 2016 and $4.3 million for the three months ended December 31, 2016.

•	Phoenix recognized revenue of $48.7 million for the six months ended March 31, 2017 compared to $40.2 million for the six months ended March 31, 2016.
•	Phoenix recognized adjusted EBITDA of $9.2 million for the six months ended March 31, 2017 compared to $9.0 million for the six months ended March 31, 2016.
•	Phoenix estimates its revenue for the three months ending June 30, 2017 to be in the range of $23.5 million to $26.1 million as compared to $20.2 million for the three months ended June 30, 2016.
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Phoenix’s contract backlog expected to be realized within the next twelve months as of March 31, 2017 was $59.7 million as compared to $39.1 million as of March 31, 2016 and $59.3 million as of December 31, 2016.  Phoenix’s total contract backlog as of March 31, 2017 was $151.6 million as compared to $83.8 million as of March 31, 2016 and $155.2 million as of December 31, 2016.

ALJ Regional Holdings, Inc. (in thousands, except per share)
Three months ended March 31,	2017	2016
Net revenue	$79,296	$66,279
Net income	$392	$443
Net income per share (diluted)	$0.01	$0.01
Shares outstanding (diluted)	35,644	36,147
Six months ended March 31,	2017	2016
Net revenue	$156,913	$131,076

Net income	$943	$767
Net income per share (diluted)	$0.03	$0.02
Shares outstanding (diluted)	35,671	36,182

Jess Ravich said, “We continue to focus on growing revenue and earnings consistently over time, and the second quarter results show our commitment to this objective.”

Anna Van Buren stated, “Faneuil’s strong second quarter performance was highlighted by four contract renewals in transportation, utilities and healthcare, with the addition of a major new contract awarded by the Transportation Corridor Agencies in southern California.  The TCA award was especially significant, as it marks the expansion of Faneuil’s electronic tolling operations to the West Coast.”

“We experienced significant increases in revenue in the second quarter primarily due to increases from our national home builders,” said Steve Chesin, CEO of Carpets.  “Our costs have remained higher to deliver the additional revenue.  However, we believe the cost cutting measures we are implementing currently will take effect over the next two quarters.”

Marc Reisch, Executive Chairman of Phoenix Color, stated, “The increase in second quarter revenue for Phoenix Color was primarily attributable to the Color Optics packaging business that was acquired in the fourth quarter of 2016.  Packaging generated positive EBITDA in the second quarter versus a modest loss in the first quarter, and we anticipate improved packaging performance in the second half of 2017 due to expected cost synergies.  Consolidated Phoenix EBITDA was flat as increased revenue from certain major customers was offset by lower revenue in the second quarter from the education book market.  We believe this reduction is due primarily to the timing of production of work which has shifted to the second half in 2017 versus being done in the first half of 2016.”

Non-GAAP Financial Measures

In this release, we present certain adjusted financial measures that are not calculated according to generally accepted accounting principles in the United States (“GAAP”). These non-GAAP financial measures are designed to complement the GAAP financial information presented in this release because management believes they present information regarding ALJ that is useful to investors. The non-GAAP financial measures presented should not be considered in isolation from, or as a substitute for, the comparable GAAP financial measure.

We define adjusted EBITDA as net income before interest income and expense, income taxes, non-cash stock based compensation, depreciation and amortization. We present adjusted EBITDA because we believe it is frequently used by analysts, investors and other interested parties in the evaluation of our company.  Adjusted EBITDA measures are not calculated in the same manner by all companies and, accordingly, may not be an appropriate measure for comparison.  A reconciliation of our adjusted EBITDA to operating income, the most directly comparable GAAP measure, can be obtained by subtracting depreciation and amortization, non-cash stock based compensation, restructuring expenses and non-recurring fees associated with ALJ’s uplisting to the NASDAQ from ALJ adjusted EBITDA.  A reconciliation of Faneuil’s, Carpets’ and Phoenix’s adjusted EBITDA to operating income, the most directly comparable GAAP measure, can be obtained by subtracting depreciation and amortization and non-cash stock based compensation from consolidated operating income.  Following is a reconciliation of consolidated operating income to consolidated adjusted EBITDA (in millions):

Three months ended March 31,	2017	2016

Consolidated operating income	$ 3.4	$ 2.9
Depreciation and amortization	4.0	3.2
Stock-based compensation	0.2	0.3
Restructuring expenses	0.1	0.0
One-time uplisting expenses	0.0	0.4
Consolidated adjusted EBITDA	$ 7.7	$ 6.8

Six months ended March 31,	2017	2016

Consolidated operating income	$ 6.4	$ 5.5
Depreciation and amortization	8.0	6.3
Stock-based compensation	0.4	0.4
Restructuring expenses	0.1	0.0
One-time uplisting expenses	0.0	0.7
Consolidated adjusted EBITDA	$ 14.9	$ 12.9

About ALJ Regional Holdings, Inc.

ALJ Regional Holdings, Inc.  is the parent company of Faneuil, Inc., a leading provider of outsourcing and co-sourced services to both commercial and government entities in the healthcare, utility, toll and transportation industries, Floors-N-More, LLC, dba Carpets N' More, one of the largest floor covering retailers in Las Vegas and a provider of multiple finishing products for commercial, retail and home builder markets including all types of flooring, countertops, cabinets, window coverings and garage/closet organizers, with 5 retail locations and Phoenix Color Corp., a leading manufacturer of book components, educational materials and related products producing value-added components, heavily illustrated books and specialty commercial products using a broad spectrum of materials and decorative technologies.

This press release contains forward-looking statements. Such statements include information regarding our expectations, goals or intentions regarding the future, including but not limited to statements about our financial projections, business growth and other statements including the words "will" and "expect" and similar expressions. You should not place undue reliance on these statements, as they involve certain risks and uncertainties, and actual results or performance may differ materially from those discussed in any such statement. Factors that could cause actual results to differ materially are discussed in our Form 10-K filed with the Securities and Exchange Commission and available through EDGAR on the SEC’s website at www.sec.gov.  All forward-looking statements in this release are made as of the date hereof and we assume no obligation to update any forward-looking statement.

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